HAM,
  LANGSTON &
    BREZINA, L.L.P.
Certified Public Accountants

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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



The Board of Directors
Bluegate Corporation


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bluegate Corporation of our report dated March 28, 2005 relating to the consolidated balance sheet of Bluegate Corporation as of December 31, 2004, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003, which report appears in the annual report on Form 10-KSB of Bluegate Corporation for the year ended December 31, 2004.


                                             /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
April 22, 2005